Exhibit 99.2

Surgery Partners Completes Sale of Ownership Interests in Idaho Falls Facilities to Intermountain Health; Updates Guidance to Include Impact of the Transaction

BRENTWOOD, Tenn., September 17, 2026 (GLOBE NEWSWIRE) -- Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading short-stay surgical facility owner and operator, today announced it has completed the previously announced sale of its ownership interests in its Idaho Falls facilities to Intermountain Health.

Under the terms of the Securities Purchase Agreements, Surgery Partners received $797 million in gross proceeds and $587 million in net cash proceeds at closing, subject to customary post-closing adjustments. The transaction includes Mountain View Hospital and Idaho Falls Community Hospital (together, referred to as Idaho Falls Facilities). Under Intermountain Health leadership, physician ownership of Mountain View Hospital will remain unchanged.

"With the completion of this important transaction, Surgery Partners enters a new chapter better positioned for long-term growth as a pure-play short-stay surgical provider," said Eric Evans, Chief Executive Officer of Surgery Partners. “As we recently disclosed in our second quarter earnings call, our core business is delivering strong results, with same facility revenue growth driven by our continued focus on higher-acuity procedures and a differentiated operating platform. Our updated full-year 2026 outlook underscores the benefit of our portfolio optimization actions, with this transaction expected to be accretive to adjusted earnings growth on an annual basis, in addition to reducing our balance sheet leverage and improving free cash flow conversion. We are encouraged by our recent momentum and remain confident in our long-term strategy and ability to deliver sustained value for stockholders."

Financial Highlights

•The transaction values the combined Idaho Falls Facilities at approximately $1.15 billion, with total consideration to Surgery Partners of approximately $797 million of gross proceeds and $587 million of net cash proceeds.
•Transaction proceeds represent an approximately 7x multiple based on the Idaho Falls Facilities’ last 12 months adjusted EBITDA performance (through June 30, 2026), and an approximately 17x multiple based on average distributions received from Idaho Falls over the past three years.
•Balance sheet leverage, as calculated under the Company’s credit agreement, is expected to improve by 30bps, from 4.4x at the end of Q2 2026.
•Transaction proceeds will be used primarily to pay down debt.

Operational Highlights

This transaction significantly streamlines Surgery Partners’ business and portfolio. Excluding the Idaho Falls Facilities, the Company expects:

•50% reduction in Medicaid payor mix, with new annualized mix expected to be under 2% of revenue.
•100% elimination of neonatology and obstetrics service lines.
•50% reduction in intensive care beds and majority reduction in total emergency department visits.
•75% reduction in non-surgical admissions.
•100% elimination of inpatient pediatrics businesses.
•100% reduction in retail and compounding pharmacy service lines.

Updated 2026 Guidance

•Full-year 2026 revenue guidance is in the range of $3.08 billion to $3.18 billion and Adjusted EBITDA guidance is at least $489 million, reflecting the removal of the Idaho Falls Facilities’ contribution for the remaining portion of the year.
•On a pro forma basis, excluding the Idaho Falls Facilities for the full-year 2026, revenue guidance is in the range of $2.60 billion to $2.67 billion and Adjusted EBITDA guidance is at least $414 million.

Advisors

Barclays served as the lead financial advisor to Surgery Partners, and McDermott Will & Schulte LLP served as its legal counsel. RBC Capital Markets, LLC served as the lead financial advisor to Intermountain Health, and Hall, Render, Killian, Heath & Lyman, P.C. served as its legal counsel.

About Surgery Partners

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high-quality, cost-effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 200 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

About Idaho Falls Facilities

The Idaho Falls Facilities have built a long-standing reputation as preferred providers and leaders in delivering high-quality, affordable care for the Idaho Falls region. Mountain View Hospital was founded in 2002 and has grown into a leading surgical hub and Level III NICU, with the opening of the Idaho Falls Community Hospital in 2019 adding scalable acute care capabilities. Combined, the locations employ over 150 physicians and include 126 beds with a breadth of services across nine surgical specialties and a diverse range of additional service lines, including oncology, emergency department and ICU services, and neonatology.

About Intermountain Health

Headquartered in Utah with locations in six states and additional operations across the western U.S., Intermountain Health is a nonprofit system of 34 hospitals, approximately 400 clinics, medical groups with some 4,600 employed physicians and advanced care providers, a nonprofit health plan called Select Health with more than one million members, and other health services. Helping people live the healthiest lives possible, Intermountain is committed to improving community health and is widely recognized as a leader in transforming healthcare by using evidence-based best practices to consistently deliver high-quality outcomes at sustainable costs.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," "may," "could," and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from the expectations discussed in, or implied by, the forward-looking statements. Many of these factors are beyond our ability to control or predict including, without limitation, the possibility that the anticipated benefits of the sale to the Company are not realized as expected, the potential adverse effect of the announcement on the market price of, or trading in, the Company’s securities and on the Company's business relationships, operating results, and business generally, including the ability to retain key personnel; potential litigation relating to the transaction that could be instituted against the Company or its affiliates, officers, or directors, and the effects of any outcomes related thereto; reductions in payments from government health care programs and private insurance payors, such as health maintenance organizations, preferred provider organizations, and other managed care organizations and employers; our ability to contract with private insurance payors; changes in our payor mix or surgical case mix; failure to maintain or develop relationships with physicians on beneficial or favorable terms, or at all; the impact of payor controls designed to reduce the number of surgical procedures; our efforts to integrate operations of acquired or developed businesses and surgical facilities, attract new physician partners, or acquire additional surgical facilities; supply chain issues, including shortages or quality control issues with surgery-related products, equipment and medical supplies; competition for physicians, nurses, strategic relationships, acquisitions and managed care contracts; our ability to attract and retain qualified health care professionals; our ability to enforce non-compete restrictions against our physicians; our ability to manage material liabilities whether known or unknown incurred as a result of acquiring or operating surgical facilities; the impact of future legislation and other health care regulatory reform actions, and the effect of that legislation and other regulatory actions on our business; our ability to comply with current health care laws and regulations; the outcome of legal and regulatory proceedings that have been or may be brought against us; the impact of cybersecurity attacks or intrusions, changes in the regulatory, economic and other conditions of the states where our surgical facilities are located; our indebtedness; the social and economic impact of a pandemic, epidemic or outbreak of a contagious disease on our business;

and the risks and uncertainties identified and discussed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the "SEC"), including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). We present non-GAAP financial measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, financial measures reported in accordance with GAAP. We are not able to project components of the 2026 Adjusted EBITDA guidance and therefore cannot provide a reconciliation of the forward-looking non-GAAP financial measures.

Contact

Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com
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